UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreements.

As previously reported on a Current Report on Form 8-K filed on December 27, 2007, in December 2007, Advance Nanotech, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with selected institutional and accredited investors (the “Investors”) regarding the private placement of up to a maximum of $8,800,000 principal amount of 8% Senior Secured Convertible Notes (the “Notes”). Each Investor who subscribed to the Notes received 50% warrant coverage at $0.30 per share as Common Stock Warrants (the “Warrants”). The private placement was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 because the transaction complied with the requirements of Rule 506 of Regulation D promulgated under the Securities Act of 1933. Axiom Capital Management, Inc. (“Axiom”) acted as placement agent and Middleberry Capital acted as financial advisor in connection with the private placement.

The Notes mature in December 2010 and are convertible into shares of the Company’s common stock, par value $0.001 par value per share (the “Common Stock”), at a price of $0.25 per share. The Notes constitute senior indebtedness of the Company and provide that no other indebtedness of the Company (excluding an additional $3,000,000 in debt, certain credit facility lines and trade payables incurred in the ordinary course of business) shall be incurred without the consent of the noteholders. The Warrants are exercisable into shares of Common Stock until December 2012 at a price of $0.30 per share. The Notes and the Warrants each have anti-dilution provisions that provide for conversion or exercise price adjustments under certain circumstances.

In connection with the transactions contemplated by the Subscription Agreements, the Company received gross proceeds of an aggregate of $6,700,000. However, because the Company did not have a sufficient number of authorized shares of Common Stock to allow for conversion of the Notes, and exercise of the Warrants, representing the total amount of proceeds received, the Company issued Notes and Warrants for only that portion of the total proceeds that was allowed given the current capital structure of the Company. As a result, the Company issued Notes with a principal face amount of $3,953,000 and Warrants convertible into 7,906,000 shares of Common Stock. The remainder of the proceeds received during the private placement was placed in escrow pending amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 200,000,000 (the “Charter Amendment”).

Upon obtaining approval of the Charter Amendment by the stockholders, as described below in Item 5.03, on February 15, 2008, the Company issued Notes with a principal face amount of $2,747,000 and Warrants convertible into 5,494,000 shares of Common Stock.

The description of the terms and conditions of the Notes and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes and Warrants, each of which will be filed as exhibits to the Company’s Form 10-KSB for the period ending December 31, 2007.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this report regarding the issuance of the Notes is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this report regarding the issuance of Common Stock in the private placement is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2007, the Board of Directors of the Company approved, subject to the approval by the stockholders of the Company, the Charter Amendment. At the Company’s Special Meeting of Stockholders held on February 12, 2008, the stockholders of the Company voted in favor of the Charter Amendment. The Company has filed with the office of the Secretary of State of the State of Delaware the Certificate of Amendment of the Certificate of Incorporation of the Company increasing the number of authorized shares of the Company’s Common Stock from 75,000,000 to 200,000,000, with such amendment being effective as of February 12, 2008.

The above description of the Charter Amendment is qualified in its entirety by the terms of the Charter Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, this Current Report on Form 8-K.

Item 8.01. Other Events

A copy of the Company’s press release announcing the transactions described above in Item 3.02 and Item 5.03 is attached hereto as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are included as part of this report:

No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Advance Nanotech, Inc.

99.1	Press release dated February 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Thomas P. Finn
Name: Thomas P. Finn
Title: Chief Financial Officer & Secretary

Dated: February 15, 2008

EXHIBIT LIST

No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Advance Nanotech, Inc.

99.1	Press release dated February 13, 2008